Exhibit 107

Calculation of Filing Fee Table

424(b)(7)

(Form Type)

AppLovin Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered(2)(3)	Proposed Maximum Offering Price Per Unit(1)(4)	Maximum Aggregate Offering Price(1)(4)	Fee Rate	Amount of Registration Fee(1)(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.00003 per share	457(r)	15,000,000	$24.18	$362,700,000	0.00011020	$39,969.54
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$362,700,000		$39,969.54
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$39,969.54

(1) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) under the Securities Act, this “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (Reg. No. 333-272328).

(2) This prospectus supplement relates to the resale or other distribution by the selling stockholders referenced herein of up to 15,000,000 shares of the registrant’s Class A common stock.

(3) Pursuant to Rule 416(a) under the Securities Act, the shares being registered hereunder cover any additional shares of the registrant’s Class A common stock that become issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Class A common stock.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant’s Class A common stock as reported on the Nasdaq Global Select Market on May 26, 2023.